Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 323, California Trust 197 and New Jersey Trust 159:

We consent to the use of our report dated September 18, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
September 18, 2002